Exhibit 99.1

Adagio Therapeutics Announces Expansion of Management Team and Board of Directors

to Support Rapid Advancement and Commercial Readiness of ADG20 for COVID-19

Waltham, MA – Nov. 22, 2021 – Adagio Therapeutics, Inc., (Nasdaq: ADGI) a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases with pandemic potential, today announced that Jill Andersen has been appointed as chief legal officer, bringing over 20 years of legal, compliance and leadership experience in the pharmaceutical industry, government and private practice. In addition, Redonda Miller, M.D., MBA, president of The Johns Hopkins Hospital, and Ellen Marram, an experienced corporate director and board leader, and the former CEO of several consumer product companies, have joined Adagio’s board of directors.

“We are thrilled to expand our executive team and welcome Jill as our chief legal officer,” said Tillman Gerngross, Ph.D., co-founder and chief executive officer of Adagio. “The key focus at Adagio today is our rapid advancement of ADG20 through two global clinical trials toward a potential emergency use authorization and ultimately, a full approval, as we work to combat the ongoing COVID-19 pandemic. Jill has tremendous experience and a proven track record across a variety of legal functions within the pharmaceutical industry, including leading through a recent FDA approval and product launch. Her counsel and expertise will be instrumental in our regulatory and corporate execution going forward.”

Rene Russo, co-founder and chairman of Adagio’s board of directors commented, “Adagio’s commitment to advancing a potent and broadly neutralizing therapeutic to address the COVID-19 pandemic is unparalleled, and it’s critical that we have a strong team to guide both clinical development and the anticipated future commercialization. The additions of Redonda and Ellen to the Adagio board complement the company’s experienced and seasoned leadership team and board. As the leader of one of the nation’s top hospitals, Redonda provides a valuable patient perspective and key insights into the clinical advancement of compelling medicines, particularly having been on the front lines throughout the COVID-19 pandemic. Ellen brings a unique viewpoint as a proven business leader who has led many organizations and built dozens of profitable consumer brands, many of which address consumer health concerns. We look forward to partnering with them in an effort to deliver much-needed prophylactic and therapeutic options for this ongoing crisis.”

Ms. Jill Andersen

Ms. Andersen joins Adagio from Oyster Point Pharma where she served as general counsel, corporate secretary and chief compliance officer, and recently led and supported critical components of the company’s first FDA approval and product launch. Prior to that, she was with Bristol Myers Squibb, following the Celgene acquisition, and served as vice president, head of legal for the inflammation & immunology global franchise. Prior to joining Celgene, she held positions of increasing responsibility at Novartis, including senior leadership roles in legal and compliance at Novartis Pharmaceuticals Corporation, Novartis Consumer Health and Novartis Services. Ms. Andersen has worked extensively on matters related to product development, marketing approval and commercialization, including product launches across multiple therapeutic areas. Her experience also spans corporate governance, securities, corporate transactions, IP, litigation and investigations. Prior to joining the pharmaceutical industry, she was an Assistant U.S. Attorney for the District of New Jersey and was a litigation associate at the law firm of Davis Polk & Wardwell. She holds a J.D. from Wake Forest University, School of Law and a B.S. in finance from Boston College.

Dr. Redonda Miller

Dr. Miller has served as the president of The Johns Hopkins Hospital since 2016 and has advanced the hospital’s focus on providing exceptional clinical care, enhancing quality, safety and the patient experience, and improving health equity and outcomes for residents in Baltimore City. During her tenure, The Johns Hopkins Hospital has consistently been recognized for extraordinary care, maintaining its rank among the top hospitals in the nation on the U.S. News & World Report Honor Roll and earning its fourth consecutive Magnet designation for nursing excellence. Dr. Miller arrived at Johns Hopkins as a medical student in 1988 and joined the medical faculty in 1997. Since 2004, she has served in several administrative roles of increasing responsibility, including vice chair of clinical operations for the Department of Medicine, vice president of medical affairs for The Johns Hopkins Hospital, and senior vice president of medical affairs for the Johns Hopkins Health System. In 2020, Dr. Miller was inducted into the National Academy of Medicine and the Maryland Chamber of Commerce Business Hall of Fame. She holds an M.D. from Johns Hopkins University School of Medicine, an MBA from Johns Hopkins Carey Business School and a B.S. in biology from The Ohio State University.

Ms. Ellen Marram

Ms. Marram recently retired as the lead director for Eli Lilly and Ford Motor Company and previously served as the presiding director of The New York Times. She was the CEO of the Tropicana Beverage Group and the Nabisco Biscuit Company and, as a managing director or advisor to several private equity firms, primarily focused on health-related consumer brands and served on many private company boards. She is currently the chair of Newman’s Own Inc, the food company which gives all profits to philanthropic causes and serves as a director of the Newman’s Own Foundation. She also serves on a number of health-related and other non-profit boards. Ms. Marram holds an MBA from Harvard Business School and a B.A. from Wellesley College where she serves as a trustee.

About ADG20

ADG20, an investigational monoclonal antibody targeting the spike protein of SARS-CoV-2 and related coronaviruses, is advancing through global clinical trials for the prevention and treatment of COVID-19, the disease caused by SARS-CoV-2. ADG20 was designed and engineered to possess high potency and broad neutralization activity against SARS-CoV-2 and additional clade 1 sarbecoviruses by targeting a highly conserved epitope in the receptor binding domain. ADG20 was further engineered to provide an extended half-life for durable protection. ADG20 has demonstrated potent neutralizing activity against the original SARS-CoV-2 virus, all known SARS-CoV-2 variants of concern and additional SARS-like viruses in preclinical studies. ADG20 is administered in clinical trials by a single intramuscular injection. To date, ADG20 has been well-tolerated in a Phase 1 trial with no safety signals identified through a minimum of three months follow-up across all cohorts. ADG20 has not been approved for use in any country, and safety and efficacy have not yet been established.

About Adagio Therapeutics

Adagio (Nasdaq: ADGI) is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases with pandemic potential, including COVID-19 and influenza. The company’s portfolio of antibodies has been optimized using Adimab’s industry-leading antibody engineering capabilities and is designed to provide patients and clinicians with the potential for a powerful combination of potency, breadth, durable protection (via half-life extension), manufacturability and affordability. Adagio’s portfolio of SARS-CoV-2 antibodies includes multiple non-competing, broadly neutralizing antibodies with distinct binding epitopes, led by ADG20. Adagio has secured manufacturing capacity for the production of ADG20 with third-party contract manufacturers to support the completion of clinical trials and initial commercial launch, ensuring the potential for broad accessibility to people around the world. For more information, please visit www.adagiotx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the timing, progress and results of our preclinical studies and clinical trials of ADG20, including the timing of our planned EUA application, initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs; our ability to obtain and maintain regulatory approvals for, our product candidates; our ability to identify patients with the diseases treated by our product candidates and to enroll these patients in our clinical trials; our manufacturing capabilities and strategy; and our ability to successfully commercialize our product candidates. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation, those risks described under the heading “Risk Factors” in Adagio’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and in Adagio’s future reports to be filed with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Adagio undertakes no duty to update such information except as required under applicable law.

Contacts:

Media Contact:

Dan Budwick, 1AB

Dan@1abmedia.com

Investor Contact:

Monique Allaire, THRUST Strategic Communications

monique@thrustsc.com

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